UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 26, 2019

Bio-En Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186629	990369776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 County Road, Unit B

Secaucus, NJ 07094

(Address of principal executive offices)

(845) 364-7151

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2019, Bio-En Holdings Corp. (“Bio”) entered into a binding term sheet (the “Term Sheet”) to merge with Leo Riders Company (“Leo”), which was thereafter amended on November 26, 2019 (the “Amendment,” and together with the Ter Sheet, the “Agreement”). Pursuant to the Agreement, Leo will become a wholly-owned subsidiary of Bio.

Under the Agreement, Bio will acquire all of the outstanding capital stock of Leo in exchange for shares of Bio common stock to be issued to the shareholders of Leo in an amount equal to up to 40% of the post-transaction outstanding capital stock of Bio. Bio-En Holdings will also provide interim financing to Leo and will assist Leo in additional capital raising efforts. The combined company, to be led by Barry Adika, CEO of Bio-En Holdings, will be headquartered in Secaucus, New Jersey. In accordance with the Term Sheet, Leo is to raise up to $2,000,000 million within 120 days of the merger contemplated by the Agreement.

After signing the final agreement and before raising the funds, Bio will transfer to Leo up to $460,000 as a loan (the “Loan”), which will be paid back by Leo upon raising the funds, If Leo would like to terminate the Agreement for any reason, Leo will transfer 50% of the Leo company shares to Bio as a penalty. If Bio is unable to raise the $2,000,000 for Leo, the $400,000 which has been given to Leo as a loan will be transferred repaid with the transfer of 5% of the outstanding capital stock of Leo at a $9,000,000 valuation. $120,000 of the Loan has been already transferred prior to signature of the Amendment and $340,000 shall be transferred by Bio according to a payment schedule, subject to certain preconditions.

A new company will be formed in the United States, which will be owned and hold 100% by Bio, and will be named Leo Raiders USA. All the know-how contracts of I&.Q. will be transferred Leo Raiders USA, and Leo will only serve the operations in Israel.

Prior to the date of the Agreement, Bio had no interactions with Leo, other than the negotiation of the Term Sheet and the Amendment. The agreement was entered into at an arm’s-length.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Term Sheet, by and between Bio-En Holdings Corp. and Leo Riders Company, dated November 26, 2019.

10.2	Amendment, by and between Bio-En Holdings Corp. and Leo Riders Company, dated November 26, 2019.

99.1	Press release published by Bio-En Holdings Corp. on May 10, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2019

Bio-En Holdings Corp

/s/ Barry Adika
By:	Barry Adika
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Term Sheet, by and between Bio-En Holdings Corp. and Leo Riders Company, dated November 26, 2019.

10.2	Amendment, by and between Bio-En Holdings Corp. and Leo Riders Company, dated November 26, 2019.

99.1	Press release published by Bio-En Holdings Corp. on November 26, 2019.

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